Exhibit 10.2
AMENDMENT TO SEPARATION AGREEMENT
This AMENDMENT TO SEPARATION AGREEMENT (this "Amendment") is entered into as of February 24, 2023 (the "Effective Date"), by and between Phyllis Zanghi ("Executive") and American Equity Investment Life Holding Company and American Equity Investment Life Insurance Company (collectively, the "Company"). Executive and Company are each a "Party" and collectively, are sometimes referred to hereinafter as the "Parties" for purposes of this Amendment.
WHEREAS, Executive and the Company have entered into a certain Separation Agreement dated December 30, 2022 (the "Agreement"); and
WHEREAS, Executive and the Company desire to amend the Agreement as set forth in this Amendment,
NOW THEREFORE, in consideration of the foregoing and of the agreements contained herein, the Parties agree as follows:
1.Unless otherwise expressly defined in this Amendment, capitalized terms shall have the meaning ascribed to them in the Agreement.
2.An additional Sub-Paragraph 2(a)(xii) shall be deemed added to the Agreement, and shall read as follows: "To the extent Executive provides evidence that either or both of the vendors providing outplacement and/or transition coaching services pursuant to Sub-Paragraph 2(a)(vii) and/or 2(a)(viii) above, refuse(s) to directly invoice the Company, the Company will reimburse Executive up to the values set forth in Section 2(a)(vii) and/or 2(a)(viii), as applicable, for such services upon Executive's demonstrating proof of payment by Executive for such services."
3.Except as specifically amended by this Amendment, the Agreement remains in full force and effect, and all references hereinafter to the Agreement shall mean the Agreement as modified by this Amendment. This Amendment may be executed in multiple counterparts which taken together shall constitute a fully-executed Amendment. PDF, DocuSign, and facsimile counterparts shall be deemed originals for purposes herein.
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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

Executive:

/s/ Phyllis Zanghi

Company:

/s/ Kate Etinger
Kate Etinger
Executive Vice President
Chief People Officer